EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2025 Third Quarter Results

STAMFORD, Conn., Aug. 06, 2025 (GLOBE NEWSWIRE) -- Star Group, L.P. (the “Company” or “Star”) (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2025 third quarter, the three month period ended June 30, 2025.

Three Months Ended June 30, 2025 Compared to the Three Months Ended June 30, 2024
For the fiscal 2025 third quarter, Star reported a 7.8 percent decrease in total revenue to $305.6 million compared with $331.6 million in the prior-year period, largely reflecting lower product sales. The volume of home heating oil and propane sold during the fiscal 2025 third quarter fell by 1.5 million gallons, or 3.8 percent, to 36.2 million gallons, as the additional volume provided from acquisitions was more than offset by the impact from net customer attrition, warmer weather, and other factors. Temperatures in Star’s geographic areas of operation for the three months ended June 30, 2025 were 2.0 percent warmer than the three months ended June 30, 2024 and 19.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Selling prices also decreased, largely due to a decline in wholesale product costs of $0.3525 per gallon, or 14.3 percent, year-over-year.

Star’s net loss increased by $5.6 million in the quarter, to $16.6 million, reflecting $6.5 million greater Adjusted EBITDA loss, $2.0 million higher depreciation and amortization expense, and a $0.9 million increase in net interest expense, partially offset by a $2.3 million higher income tax benefit and a favorable change in the fair value of derivative instruments of $1.6 million. Depreciation and amortization and net interest expense rose largely due to acquisitions.

The Company reported a third quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $10.6 million, versus $4.1 million in fiscal 2024, due to slightly lower home heating oil and propane per-gallon margins in the base business and a decrease in volume sold due to warmer weather and other factors, partially offset by lower base business operating expenses and positive Adjusted EBITDA from recent acquisitions, generated during this historical loss period.

“While outside our core heating season, the third quarter was negatively impacted by lower volume due to warmer temperatures along with net attrition and other factors,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “That said, we were pleased with our continued improvement in service and installation performance, and acquisition-related Adjusted EBITDA positively contributed to the quarter as well as the year-to-date period. This largely reflects the quality of the propane assets and accounts acquired, which tend to be slightly less seasonal. As we pursue a strategy that includes continuing to grow our propane and heating oil customer base as well as improving service and installation profitability, we believe we are positioning Star as a fully diversified energy provider that, over time, will be more resilient and adaptable to varied weather conditions. We believe we remain on track for solid performance in fiscal 2025, and net customer attrition, which remains a critical area of focus, was roughly flat year-over-year.”

Nine Months Ended June 30, 2025 Compared to the Nine Months Ended June 30, 2024
For the nine months ended June 30, 2025, Star reported a modest rise (less than 1.0 percent) in total revenue to $1.5 billion, reflecting higher volumes sold, offsetting a decline in selling prices in response to lower wholesale product costs. The volume of home heating oil and propane sold during the first nine months of fiscal 2025 increased by 27.7 million gallons, or 11.8 percent, to 262.6 million gallons, reflecting colder temperatures, the additional volume provided from acquisitions, more than offsetting net customer attrition and other factors. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 8.2 percent colder than during the prior-year period but 8.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income increased by $31.9 million for the first nine months of fiscal 2025, to $102.2 million, primarily due to $28.2 million of higher Adjusted EBITDA and a $20.2 million favorable change in the fair value of derivative instruments, partially offset by a $12.4 million higher income tax provision, a $2.6 million increase in depreciation and amortization costs, and $1.4 million greater net interest expense. Depreciation and amortization and net interest expense rose largely due to acquisitions.

Year-to-date Adjusted EBITDA increased by $28.2 million, to $169.5 million, compared to the prior-year period, reflecting $21.1 million higher Adjusted EBITDA in the base business and a $17.7 million increase in Adjusted EBITDA from recent acquisitions, partially offset by a $10.6 million increase in expense related to the Company’s weather hedge contracts. The higher Adjusted EBITDA in the base business was driven by an increase in home heating oil and propane per gallon margins, higher home heating oil and propane volume sold, due to colder weather, and an improvement in service and installation profitability. Regarding its weather hedge, as previously reported, the temperatures experienced during the hedge period ending March 31, 2025 were colder than the strike prices and, therefore, the Company recorded an expense under those weather hedge contracts of $3.1 million. This compares to the prior-year period during which, due to warmer weather, the Company recorded a credit of $7.5 million under its weather hedge contract.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star’s management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 7, 2025. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation’s largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company’s SEC filings at www.sec.gov and by visiting Star’s website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes “forward-looking statements” which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, tariff regimes, including newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our operational and financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors” and “Business Strategy” in our Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended September 30, 2024. Important factors that could cause actual results to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
(in thousands)	2025	2024
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$28,082	$117,335
Receivables, net of allowance of $8,676 and $6,434, respectively	129,267	94,981
Inventories	43,366	41,587
Prepaid expenses and other current assets	31,743	27,566
Assets held for sale	1,037	—
Total current assets	233,495	281,469
Property and equipment, net	127,024	104,534
Operating lease right-of-use assets	90,391	91,141
Goodwill	293,350	275,829
Intangibles, net	130,091	98,712
Restricted cash	250	250
Captive insurance collateral	77,338	74,851
Deferred charges and other assets, net	11,860	12,825
Total assets	$963,799	$939,611
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$30,517	$31,547
Revolving credit facility borrowings	—	5
Fair liability value of derivative instruments	1,604	13,971
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	21,089	19,832
Accrued expenses and other current liabilities	133,163	116,317
Unearned service contract revenue	67,500	66,424
Customer credit balances	56,597	104,700
Total current liabilities	331,470	373,796
Long-term debt	172,297	187,811
Long-term operating lease liabilities	73,587	75,916
Deferred tax liabilities, net	32,633	21,922
Other long-term liabilities	16,244	16,273
Partners’ capital
Common unitholders	354,925	282,058
General partner	(5,919)	(5,714)
Accumulated other comprehensive loss, net of taxes	(11,438)	(12,451)
Total partners’ capital	337,568	263,893
Total liabilities and partners’ capital	$963,799	$939,611

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2025	2024	2025	2024
Sales:
Product	$216,158	$249,001	$1,280,722	$1,292,849
Installations and services	89,460	82,639	256,004	232,919
Total sales	305,618	331,640	1,536,726	1,525,768
Cost and expenses:
Cost of product	144,521	174,285	800,170	867,017
Cost of installations and services	75,240	69,108	233,115	214,807
(Increase) decrease in the fair value of derivative instruments	(603)	984	(11,962)	8,262
Delivery and branch expenses	90,649	86,540	314,903	284,989
Depreciation and amortization expenses	9,197	7,243	26,012	23,377
General and administrative expenses	7,564	7,423	22,934	21,331
Finance charge income	(1,773)	(1,652)	(3,860)	(3,676)
Operating income (loss)	(19,177)	(12,291)	155,414	109,661
Interest expense, net	(3,639)	(2,663)	(11,114)	(9,719)
Amortization of debt issuance costs	(274)	(247)	(804)	(746)
Income (loss) before income taxes	$(23,090)	$(15,201)	$143,496	$99,196
Income tax expense (benefit)	(6,461)	(4,157)	41,330	28,887
Net income (loss)	$(16,629)	$(11,044)	$102,166	$70,309
General Partner’s interest in net income (loss)	(157)	(101)	952	637
Limited Partners’ interest in net income (loss)	$(16,472)	$(10,943)	$101,214	$69,672

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.48)	$(0.31)	$2.93	$1.96
Dilutive impact of theoretical distribution of earnings	—	—	0.48	0.30
Basic and diluted income (loss) per Limited Partner Unit:	$(0.48)	$(0.31)	$2.45	$1.66

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	34,340	35,274	34,498	35,470

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)
	Three Months Ended June 30,
(in thousands)	2025	2024
Net loss	$(16,629)	$(11,044)
Plus:
Income tax benefit	(6,461)	(4,157)
Amortization of debt issuance costs	274	247
Interest expense, net	3,639	2,663
Depreciation and amortization	9,197	7,243
EBITDA	(9,980)	(5,048)
(Increase) / decrease in the fair value of derivative instruments	(603)	984
Adjusted EBITDA	(10,583)	(4,064)
Add / (subtract)
Income tax benefit	6,461	4,157
Interest expense, net	(3,639)	(2,663)
Provision for losses on accounts receivable	3,424	3,273
Decrease in accounts receivables	83,850	66,478
Decrease in inventories	22,575	22,382
Increase in customer credit balances	12,059	11,099
Change in deferred taxes	(1,032)	261
Change in other operating assets and liabilities	(40,613)	(23,377)
Net cash provided by operating activities	$72,502	$77,546
Net cash used in investing activities	$(13,100)	$(1,984)
Net cash used in financing activities	$(49,822)	$(41,924)

Home heating oil and propane gallons sold	36,200	37,700
Other petroleum products	32,000	32,900
Total all products	68,200	70,600

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)
	Nine Months Ended June 30,
(in thousands)	2025	2024
Net income	$102,166	$70,309
Plus:
Income tax expense	41,330	28,887
Amortization of debt issuance costs	804	746
Interest expense, net	11,114	9,719
Depreciation and amortization	26,012	23,377
EBITDA	181,426	133,038
(Increase) / decrease in the fair value of derivative instruments	(11,962)	8,262
Adjusted EBITDA	169,464	141,300
Add / (subtract)
Income tax expense	(41,330)	(28,887)
Interest expense, net	(11,114)	(9,719)
Provision for losses on accounts receivable	6,593	6,945
Increase in accounts receivables	(40,872)	(21,231)
Decrease in inventories	425	16,909
Decrease in customer credit balances	(49,341)	(50,516)
Change in deferred taxes	10,372	(2,495)
Change in other operating assets and liabilities	12,346	20,061
Net cash provided by operating activities	$56,543	$72,367
Net cash used in investing activities	$(99,507)	$(31,201)
Net cash used in financing activities	$(46,289)	$(40,656)

Home heating oil and propane gallons sold	262,600	234,900
Other petroleum products	91,600	95,400
Total all products	354,200	330,300

CONTACT: Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com